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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
EQUITY MARKETING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Equity Marketing, Inc.

NOTICE OF ANNUAL MEETING
and
PROXY STATEMENT

Annual Meeting of Stockholders

Equity Marketing, Inc.
6330 San Vicente Blvd.
Los Angeles, California
September 13, 2001

EQUITY MARKETING, INC.
6330 San Vicente Blvd.
Los Angeles, California 90048

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held September 13, 2001

TO THE STOCKHOLDERS OF
EQUITY MARKETING, INC.:

    Notice is hereby given that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Equity Marketing, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company located at 6330 San Vicente Blvd., Los Angeles, California 90048, on Thursday, September 13, 2001, beginning at 10:00 a.m., local time. The Annual Meeting will be held for the following purposes:

  1.
  To elect seven members of the Board of Directors, each to hold office until the 2002 Annual Meeting and until his successor is elected and qualified;
  2.
  To ratify the selection of Arthur Andersen LLP as the Company's independent auditor; and
  3.
  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

    The Board of Directors has fixed July 16, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for ten days prior to the Annual Meeting.

    We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      LELAND P. SMITH
                       Secretary

Los Angeles, California
July 25, 2001

    STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

EQUITY MARKETING, INC.
6330 San Vicente Blvd.
Los Angeles, California 90048
(323) 932-4300

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
September 13, 2001

INTRODUCTION

    This Proxy Statement is furnished to the stockholders by the Board of Directors of Equity Marketing, Inc., a Delaware corporation (the "Company"), for solicitation of proxies for use at the 2001 Annual Meeting of Stockholders to be held at the offices of the Company located at 6330 San Vicente Blvd., Los Angeles, California 90048, on Thursday, September 13, 2001, at 10:00 a.m., local time, and at any and all adjournments thereof (the "Annual Meeting").

    The purpose of the Annual Meeting and the matters to be acted upon are set forth in the following Proxy Statement. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to the Secretary of the Company a written notice of revocation prior to the Annual Meeting, or by appearing at the Annual Meeting and expressing a desire to vote his or her shares in person. Subject to such revocation, all shares represented by a properly executed proxy received prior to or at the Annual Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the election of the nominees for director set forth herein and "FOR" the proposal to ratify the appointment of Arthur Andersen LLP as the independent auditor of the Company for the fiscal year ending December 31, 2001. If any other business shall properly come before the meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting under said proxies.

    It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about July 25, 2001.

OUTSTANDING SECURITIES AND VOTING RIGHTS

    Only stockholders of record at the close of business on July 16, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At that date there were 6,047,495 outstanding shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), and 25,000 outstanding shares of Series A senior cumulative participating convertible preferred stock, par value $.001 per share, of the Company (the "Series A Stock"), the only outstanding voting securities of the Company. At the Annual Meeting, each share of Common Stock will be entitled to one vote. Each share of Series A Stock will be entitled to 67.7966 votes (which represents the number of shares of Common Stock into which each share of Series A Stock is currently convertible), or approximately 1,694,915 votes in the aggregate. Accordingly, an aggregate of 8,659,075 votes may be cast at the Annual Meeting by holders of Common Stock and Series A Stock.

    The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Stockholders are not entitled to cumulate their votes. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, holders of Common Stock are entitled to elect seven directors with the seven candidates who receive the highest number of affirmative votes being elected, and the holders of the Series A Stock, voting separately as a class, are entitled to elect two directors, with the candidates receiving the highest number of affirmative votes being elected. Votes against a candidate and votes withheld have no legal effect. In matters other than the election of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.

    As of the Record Date, all of the outstanding shares of Series A Stock are owned by Crown EMAK Partners, LLC, a Delaware limited liability company ("Crown"), representing the power to vote approximately 22% of the voting power of the shares of stock entitled to vote at the Annual Meeting. The Company has been advised that Crown intends to vote all the shares beneficially owned by it "FOR" the proposal to ratify the appointment of Arthur Andersen LLP as the independent auditor of the Company for the fiscal year ending December 31, 2001.

    As of the Record Date, Donald A. Kurz and Stephen P. Robeck possessed the power to vote approximately 32% of the voting power of the shares of stock entitled to vote at the Annual Meeting. The Company has been advised that Messrs. Kurz and Robeck intend to vote all of the shares beneficially owned by them "FOR" the election of the nominees for director set forth herein and "FOR" the proposal to ratify the appointment of Arthur Andersen LLP as the independent auditor of the Company for the fiscal year ending December 31, 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as to the shares of Common Stock and Series A Stock owned as of July 1, 2001 by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock and Series A Stock; (ii) each director and nominee for director; (iii) each executive officer named in the Summary Compensation Table included under "Executive Compensation and Related Matters" (collectively, the "Named Executive Officers"); and (iv) all directors and nominees and executive officers of the Company as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock and Series A Stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address of each person shown is c/o Equity Marketing, Inc., 6330 San Vicente Blvd., Los Angeles, California 90048.

	Common Stock		Series A Stock
Name and Address of Beneficial Owner	Amount Beneficially Owned (1)	Precent of Class (1)	Amount Benefically Owned (1)	Percent of Class (1)
Crown EMAK Partners, LLC (2)	2,611,580	30.2%	25,000	100%
Peter Ackerman (2)	2,611,580	30.2%	25,000	100%
Donald A. Kurz (3)	1,625,703	26.5%
Stephen P. Robeck (3)	959,037	15.7%
Baron Capital (4)	425,000	7.0%
Bruce Raben (3)	227,000	3.7%
Mitchell H. Kurz (3)	131,600	2.2%
Kim H. Thomsen (3)	107,151	1.7%
Sanford R. Climan (3)	105,800	1.7%
Gaetano A. Mastropasqua (3)	45,613	*
Leland P. Smith (3)	31,855	*
Jonathan D. Kaufelt	2,000	*
Alfred E. Osborne, Jr.	1,000	*
Edward T. Boyd (3)	265	*
Jason Ackerman (2)	0	*
Jeffrey S. Deutschman (2)	0	*
Executive Officers and Directors as a Group (15 persons)(5)	5,848,604	63.2%	25,000	100%

*
Less than one percent.

(1)
In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares beneficially owned at any date include shares issuable upon the exercise of options, warrants, rights or conversion privileges within sixty days of that date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding which are subject to options, warrants, rights or conversion privileges exercisable by that person within sixty days of July 1, 2001 have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.

(2)
As reported on a Schedule 13D dated April 10, 2000 and filed with the Securities and Exchange Commission (the "Commission") by Crown, Peter Ackerman, Jeffrey S. Deutschman, Jason Ackerman and related parties. The address of Mr. Deutschman, Jason Ackerman and Crown is 660 Madison Avenue, 15th Floor, New York, New York 10021. The address of Peter Ackerman is 700 Eleventh Street N.W., Washington, DC 20001. Mr. Deutschman and Jason Ackerman are managers of Crown. Peter Ackerman may be deemed to have shared power to vote or direct the vote, and to dispose or direct the disposition of the shares of Series A Stock.

  On March 29, 2000, Crown paid $11.9 million to the Company in exchange for 11,900 shares of Series A Stock with a conversion price of $14.75 per share. In connection with such purchase, the Company granted to Crown five year warrants (collectively, the "Warrants") to purchase 5,712 shares of Series B senior cumulative participating convertible preferred stock, par value $.001 per share, of the Company (the "Series B Stock") at an exercise price of $1,000 per share, and 1,428 shares of Series C senior cumulative participating convertible preferred stock, par value $.001 per share, of the Company (the "Series C Stock") at an exercise price of $1,000 per share. The Warrants are immediately exercisable. The conversion prices of the Series B Stock and the Series C Stock are $16.00 and $18.00, respectively. On June 20, 2000, Crown paid an additional $13.1 million to the Company in exchange for an additional 13,100 shares of Series A Stock with a conversion price of $14.75 per share. In connection with such purchase, the Company granted to Crown Warrants to purchase an additional 6,288 shares of Series B Stock and an additional 1,572 shares of Series C Stock. As of the date hereof, each share of Series A Stock is currently convertible into 67.7966 shares of Common Stock, representing 1,694,915 shares of Common Stock in the aggregate. As of the date hereof, each share of Series B Stock and Series C Stock is currently convertible into 62.5 and 55.5556 shares of Common Stock, respectively, representing 916,666 shares of Common Stock in the aggregate.

(3)
Includes shares of Common Stock which the following officers and directors have the right to acquire by exercise of options within 60 days following July 1, 2001: D. Kurz, 82,500; Robeck, 45,000; Raben, 150,000; M. Kurz, 55,000; Thomsen, 105,293; Climan, 85,000; Mastropasqua, 41,250; and Smith, 29,500.

(4)
As reported on a Schedule 13G dated February 14, 2001 and filed with the Commission by Baron Capital. The address of Baron Capital is 767 Fifth Avenue, New York, NY 10153.

(5)
The amount stated includes an aggregate of 3,205,123 shares of Common Stock which may be acquired upon the exercise of options or warrants within sixty days following July 1, 2001.

ELECTION OF DIRECTORS

    Pursuant to the Certificate of Incorporation of the Company and the Certificate of Designation of the Series A Stock of the Company, the holders of the Series A Stock, voting as a separate class, shall be entitled to elect two directors of the Company at the Annual Meeting (the "Series A Directors"). The holders of the Common Stock, voting separately as a class, shall elect the remaining directors. Accordingly, seven directors are to be elected and qualified at the Annual Meeting. Proxies for the Series A Directors are not being solicited; the Series A Stock will be voted by written ballot or unanimous written consent at the Annual Meeting. Crown, the holder of the Series A Stock, has advised the Company that Jason Ackerman and Jeffrey S. Deutschman will be nominated for election as the Series A Directors for a term commencing on the date of the Annual Meeting and continuing until the next annual meeting of stockholders and until their successors have been duly elected and qualified. All of the incumbent directors are also nominees for election as directors. All nominees have advised the Company that they are able and willing to serve as directors. However, if any nominee is unable to or for good cause will not serve, the persons named in the accompanying proxy will vote for any other person nominated by the Board of Directors.

    Except as set forth below, no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. Under his consulting agreement, the Company has agreed to use its best efforts to have Mr. Robeck elected as a director of the Company. (See "Certain Relationships and Related Transactions" below.) Under his employment agreement, the Company has agreed to use its best efforts to have Mr. Kurz elected as a director of the Company. (See "Employment Agreements" below.) Donald A. Kurz and Mitchell H. Kurz are brothers.

The Board Of Directors Recommends A Vote "FOR" The Election
Of The Nominees Listed Below

    The following table sets forth the names and ages of the nominees of the Board of Directors.

Name	Age	Director Since
Sanford R. Climan	45	1998
Jonathan D. Kaufelt	49	2000
Donald A. Kurz	45	1990
Mitchell H. Kurz	49	1999
Alfred E. Osborne, Jr.	56	2000
Bruce Raben	47	1993
Stephen P. Robeck	53	1989

    Sanford R. Climan is Managing Director of Entertainment Media Ventures, a Los Angeles-based venture capital fund focused on investment in the areas of technology and media. He has been an Equity Marketing director since 1998. From June 1997 through February 1999, he was a senior executive with Creative Artists Agency ("CAA"). From October 1995 through May 1998, he was an Executive Vice President for Universal Studios and, from June 1986 through September 1995, he was a senior executive with CAA. Mr. Climan holds a bachelor's degree from Harvard College, a master's of science in health policy and management from Harvard School of Public Health and a master's in business administration from Harvard Business School.

    Jonathan D. Kaufelt, a prominent tax and business attorney, has been an Equity Marketing director since November 2000. Mr. Kaufelt most recently led the business and tax department at Armstrong, Hirsch, Jackoway, Tyerman & Wertheimer, P.C., a leading entertainment law firm in Los Angeles. He joined the firm in 1986, after nine years at two New York law firms—Kay, Collyer & Boose from 1982 to 1986 and Simpson, Thacher & Bartlett from 1977 to 1982. Mr. Kaufelt earned a juris doctor from Georgetown University, a master of laws in taxation from New York University and a bachelor's degree from the University of Pennsylvania. He serves on the board of Planned Parenthood of Los Angeles and as a trustee of Rutgers Preparatory School in Somerset, New Jersey.

    Donald A. Kurz became Chairman and Chief Executive Officer of Equity Marketing in January 1999, after serving as President and Co-CEO from 1991 through 1998. He has also served as a director since 1990, when he joined Equity Marketing as Executive Vice President. Mr. Kurz was previously a management consultant with the general management consulting division of Towers Perrin, where he was a vice president and senior partner and eventually headed the firm's New York office. Mr. Kurz earned a bachelor's degree from Johns Hopkins University and a master's in business administration from Columbia University Graduate School of Business.

    Mitchell H. Kurz is the Chairman and founder of Kurz and Friends, a consulting company to the global advertising and marketing services business. He has been an Equity Marketing director since March 1999. Mr. Kurz retired from Young & Rubicam Inc. in December 1998, following a 24-year career during which he held numerous executive positions. His most recent position at Young & Rubicam was Chairman of client services, where he oversaw key global client relationships representing approximately 50% of the company's annual revenues. From 1996 to 1998, he was President and Chief Operating Officer of Young & Rubicam Advertising, and from 1992 to 1996, he was Worldwide Chief Executive Officer of Wunderman Cato Johnson, a Young & Rubicam operating unit. Mr. Kurz received his master's in business administration from Harvard College and his bachelor's degree from Dartmouth College.

    Alfred E. Osborne, Jr.  is the founder and director of the Harold Price Center for Entrepreneurial Studies at UCLA's Anderson Graduate School of Management. He has been an Equity Marketing director since December 2000. Dr. Osborne joined UCLA in 1972, serves as a management professor, and has served as an Associate Dean and the Director of the MBA program before founding the Harold Price Center for Entrepreneurial Studies in 1987. During that time, he was also the Brookings Institution

Economic Policy Fellow at the Securities and Exchange Commission. He is currently on the boards of Nordstrom, Inc. and K2, Inc., and is an individual general partner of Technology Funding Venture Partners V and a trustee of the WM Group of Funds. Dr. Osborne holds a doctorate in business-economics, a master's in business administration, a master's in economics and a bachelor's degree all from Stanford University.

    Bruce Raben is a managing director with CIBC World Markets, an investment banking firm. He has been an Equity Marketing director since 1993. From 1990 through 1995, he was an Executive Vice President with Jeffries & Company, an investment-banking firm. Mr. Raben received a bachelor's degree from Vassar College and a master's in business administration from Columbia University Graduate School of Business.

    Stephen P. Robeck has been an Equity Marketing director since 1989 and currently serves as a consultant to the Company. He was elected Chairman and Co-Chief Executive Officer in September 1991 and served in that role through December 1998. Between 1987 and September 1991, he served as Chief Operating Officer. Mr. Robeck received his bachelor's degree from Lake Forest College.

Series A Directors

    Jason Ackerman has been a Managing Director of Crown Capital Group since 1997. Prior to joining Crown Capital Group, he was a Senior Vice President in the Corporate Finance Department of Donaldson Lufkin & Jenrette ("DLJ"), in the Los Angeles office. At DLJ, he specialized in high yield financings and financial restructurings for corporate clients, primarily in the supermarket and specialty retail industries. Before joining DLJ in 1990, he served one year at Drexel Burnham Lambert as a financial analyst in the Corporate Finance Department. Mr. Ackerman received his bachelor's degree from Boston University.

    Jeffrey S. Deutschman has been a Managing Director of Crown Capital Group since 1997. He has been an Equity Marketing director since March 2000. Prior to joining Crown, he was a Partner at Aurora Capital Partners, a leveraged buyout fund, from 1992 through 1995, a Partner at Deutschman, Clayton & Company, an investment firm engaged in management buyout transactions, from 1987 through 1991 and a Principal at Spectrum Group, Inc., which specialized in leveraged acquisitions, from 1981 through 1986. Mr. Deutschman received a master's in business administration from UCLA's Anderson Graduate School of Management and his bachelor's degree from Columbia University.

    During 2000, the Board of Directors met eleven times. Other than Jason Ackerman who did not serve on the Board during 2000, each nominee for director attended more than 75% of the Board of Directors meetings and the meetings of Board committees on which he served.

Committees of the Board

    Audit Committee.  The Board has an Audit Committee consisting of Messrs. Deutschman, Kaufelt and Osborne. The Audit Committee reviews the audit and control functions of the Company, the Company's accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company's independent auditors, the fees and all non-audit services of the independent auditors and the independent auditors' opinion and letter of comment to management (if any) and management's response thereto. The Audit Committee met three times in 2000. (See "Report of the Audit Committee" below.)

    Compensation Committee.  The Board has a Compensation Committee consisting of Messrs. Climan, Kaufelt and Osborne. The Compensation Committee has the responsibility to determine and administer the Company's executive compensation programs and make appropriate recommendations concerning matters of executive compensation. In evaluating the performance of members of management, the Compensation Committee consults with the chief executive officer except when reviewing the chief executive officer's performance, in which case it meets independently. The Committee reviews with the Board all aspects of compensation for the senior executives, including the Named Executive Officers. The Committee met once in 2000. The current members of the Committee were appointed in December, 2000.

Director Compensation

    Standard Compensation.  Directors who are not employees of the Company or its subsidiaries ("non-employee directors") receive $20,000 per year. Directors who are employees of the Company or its subsidiaries serve as directors without compensation. The Series A Directors also serve without compensation; provided, however, that the Company has agreed to make available and issue each such Series A Director options to purchase equity securities of the Company on the same terms and conditions as are then available to the Company's other non-employee directors commencing in April, 2003.

    Stock Options.  Non-employee directors receive additional compensation in the form of stock options granted automatically under the Equity Marketing, Inc. Non-Employee Director Stock Option Plan. Each non-employee director automatically receives an option to purchase 30,000 shares of Common Stock upon the date such non-employee director first joins the Board of Directors, and options to purchase 30,000 shares of Common Stock each third or fourth time thereafter such non-employee director is elected to the Board of Directors by the stockholders, all such options vesting in three equal installments on each of the first, second and third anniversary of the date of grant.

Certain Relationships and Related Transactions

    Stephen P. Robeck, formerly Chairman of the Board and Co-Chief Executive Officer, has entered into a consulting agreement with the Company. The agreement runs from January 1, 1999 through December 31, 2001, subject to earlier termination upon Mr. Robeck's death or disability or termination by the Company For Cause or Other Than For Cause (each as defined in the agreement). The agreement provides that Mr. Robeck will serve as a financial and business consultant to the Company and be available to fulfill his obligations thereunder no less than twenty hours per month. The agreement contains provisions restricting Mr. Robeck's ability to compete with the Company while providing services as a consultant and to solicit the Company's employees through the first anniversary of the end of the consulting period. Under the agreement, Mr. Robeck receives a consulting fee of $210,000 per year, a car allowance of $18,000 per year and certain medical, disability and life insurance benefits. He is also entitled to reimbursement of certain business-related expenses incurred for all reasonable travel and out-of-pocket expenses incurred in the performance of his services as a consultant. If the agreement is terminated by reason of death or disability, Mr. Robeck or his estate shall receive his full consulting fee through the end of the month of his death or disability and a prorated share of any other compensation or benefits required under the agreement. If the agreement is terminated by the Company For Cause, Mr. Robeck's compensation and benefits shall cease as of the date of termination. If the agreement is terminated by the Company Other Than For Cause, Mr. Robeck shall receive his full consulting fee and any other compensation or benefits required under the agreement through the end of the term of the agreement. Under the agreement, the Company has agreed to use its best efforts to have Mr. Robeck elected as a director of the Company.

    In connection with the purchase of preferred stock, the Company agreed to pay Crown a commitment fee in the aggregate amount of $1.25 million, paid in equal quarterly installments of $62,500 commencing on June 30, 2000 and ending on March 31, 2005. In 2000, commitment fee payments by the Company to Crown totaled $187,500. Separately, in April, 2001, the Company contracted to purchase print management services from ISG, a company controlled by Jeffrey S. Deutschman, Jason Ackerman and affiliates. In 2001, the Company has paid ISG approximately $415,000 in print management fees, and the Company intends to use ISG for additional print management services in the future. The Company believes that such services were negotiated on an arms length basis. Mr. Deutschman, a director of the Company, is a manager of Crown. Mr. Ackerman, a nominee for election as a director of the Company by the holder of the Series A Stock, is a manager of Crown.

EXECUTIVE COMPENSATION AND RELATED MATTERS

    The following table sets forth the cash compensation (including cash bonuses) paid or accrued by the Company for its fiscal years ended December 31, 1998, 1999 and 2000 to its Chief Executive Officer and its four most highly compensated officers other than the Chief Executive Officer at December 31, 2000.

Summary Compensation Table

					Long-Term Compensation
	Year	Salary($)	Bonus($)(1)	Other Annual Compensation($)(2)	Securities Underlying Options(3)	Option Payouts($)	All Other Compensation($)(4)
Donald A. Kurz	2000	397,500	257,621	24,600	50,000	—	20,455
Chairman, Chief Executive	1999	375,000	300,000	19,200	50,000	—	21,924
Officer	1998	315,000	—	16,095	—	—	21,924
Kim H. Thomsen	2000	287,500	125,000	13,800	200,000	—	5,250
President, Marketing and	1999	250,000	175,000	12,000	25,000	—	5,000
Interactive Services,	1998	210,000	125,000	10,920	25,833	—	5,000
Chief Creative Officer
Gaetano A. Mastropasqua	2000	237,500	125,000	13,800	100,000	—	5,250
Executive Vice President,	1999	187,500	165,000	12,000	90,000	—	5,000
Client Services	1998	121,000	50,000	6,000	10,000	—	4,235
Edward T. Boyd	2000	241,250	85,000	13,800	15,000	—	5,250
Senior Vice President,	1999	215,000	125,000	12,000	15,000	—	5,000
Worldwide Operations(5)	1998	150,000	90,000	7,826	112,500	—	—
Leland P. Smith	2000	192,500	60,000	13,800	10,000	—	5,250
Senior Vice President,	1999	168,000	102,000	12,000	30,000	—	5,000
General Counsel and	1998	66,666	50,000	4,550	60,000	—	—
Secretary(6)

(1)
Amounts were earned in the years indicated. Annual bonuses are generally paid in the first quarter of the following year.

(2)
Consists of an automobile and cellular phone allowance unless otherwise indicated.

(3)
1998 amounts include stock options that were granted in 1998 and then subsequently cancelled in 1998 in connection with a repricing in the following amounts: Mr. Boyd—75,000; and Mr. Smith—40,000.

(4)
2000 amounts consist of: (i) matching payments pursuant to the Company's 401(k) Plan in the following amounts: Mr. Kurz—$5,250; Ms. Thomsen—$5,250; Mr. Mastropasqua—$5,250; Mr. Boyd—$5,250; and Mr. Smith—$5,250; (ii) premiums on term life insurance in the following amounts: Mr. Kurz—$4,538; and (iii) loan forgiveness in the following amounts: Mr. Kurz—$10,667.

(5)
Mr. Boyd commenced employment in April, 1998. Mr. Boyd received a signing bonus of $50,000. As of May 2, 2001, Mr. Boyd was no longer an officer of the Company.

(6)
Mr. Smith commenced employment in August, 1998. Mr. Smith received a signing bonus of $50,000.

Employment Agreements

    Donald A. Kurz has entered into an employment agreement with the Company. The agreement runs from January 1, 1999 through December 31, 2002, subject to earlier termination upon Mr. Kurz's death or disability or termination by the Company For Cause or Other Than For Cause (each as defined in the agreement). The agreement also terminates upon the first anniversary of a Change of Control (as defined in the agreement). Under the agreement, Mr. Kurz is entitled to a base salary of $375,000 per year, subject to upward annual adjustment at the discretion of the Compensation Committee in an amount no less than increases in the Consumer Price Index (as defined in the agreement), a car allowance of $19,200 per year and certain medical, disability and life insurance benefits. Pursuant to the agreement, Mr. Kurz received a grant of 50,000 stock options in January 1999 priced at a 50% premium to fair market value on that date and may receive future stock option grants at the discretion of the Compensation Committee. Mr. Kurz is also entitled to an annual bonus of up to 50% of his base salary based on the attainment of certain corporate earnings goals and, at the discretion of the Compensation Committee, a strategic performance bonus of up to 50% of his base salary after taking into account the Company's long-term prospects and position and the accomplishment of strategic goals devised by Mr. Kurz and the Board of Directors. Upon termination of the employment term, the Company has agreed to retain Mr. Kurz as a consultant for a period of three years, unless the agreement is terminated pursuant to a Change of Control. If the agreement is terminated by reason of death or disability, Mr. Kurz or his estate shall receive his full base salary through the end of the month of his death or disability and a prorated share of any other compensation or benefits required under the agreement. If the agreement is terminated by the Company For Cause, Mr. Kurz's compensation and benefits shall cease as of the date of termination. If the agreement is terminated by the Company Other Than For Cause, Mr. Kurz shall receive his full base salary and any other compensation or benefits required under the agreement through the end of the term of the agreement and double the annual corporate earnings goals bonus he would have been entitled to if he was not terminated. Under the agreement, the Company has agreed to use its best efforts to have Mr. Kurz elected as a director of the Company.

Stock Options

    The following table sets forth information with respect to grants of options to purchase Common Stock under the Option Plan to the Named Executive Officers during the fiscal year ended December 31, 2000.

OPTION GRANTS IN 2000

	Number of Securities Underlying Options Granted(#)		% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rate of Stock Appreciation For Option Terms($)(2)
Name				Exercise Price ($/SH)(1)	Expiration Date
						5%	10%

Donald A. Kurz	50,000	(3)	7.5%	9.94	2010	312,558	792,089
Kim H. Thomsen	200,000	(4)	30.2%	9.94	2010	1,250,233	3,168,355
Gaetano A. Mastropasqua	100,000	(4)	15.1%	9.94	2010	625,117	1,584,178
Edward T. Boyd	15,000	(3)	2.3%	9.94	2010	93,767	237,627
Leland P. Smith	10,000	(3)	1.5%	9.94	2010	62,512	158,418

(1)
Unless otherwise indicated, the exercise price was market value of the Common Stock on the date of grant.

(2)
These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon other factors, including the future performance of the Common Stock and overall stock market conditions.

(3)
Options vest in four equal annual installments commencing on the first anniversary of the date of grant.

(4)
Options vest in two equal annual installments commencing on the fourth anniversary of the date of grant and are fully vested on the fifth anniversary of the date of grant.

    The following table sets forth with respect to the Named Executive Officers information with respect to options exercised, unexercised options and year-end option values in each case with respect to options to purchase shares of Common Stock.

AGGREGATED OPTION EXERCISES DURING FISCAL 2000 AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2000
					Value of Unexercised In The Money Options At December 31, 2000(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)

Donald A. Kurz	0	0	52,500	97,500	17,125	241,875
Kim H. Thomsen	0	0	105,293	218,750	1,161,854	813,563
Gaetano A. Mastropasqua	0	0	32,500	167,500	146,775	633,825
Edward T. Boyd	0	0	18,750	48,750	113,663	257,513
Leland P. Smith	0	0	15,500	44,500	77,025	194,175

(1)
Represents the difference between the last reported sale price of the Common Stock on December 31, 2000 and the exercise price of the option multiplied by the applicable number of shares.

Compensation Committee Interlocks and Insider Participation

    The members of the Compensation Committee of the Board of Directors are Messrs. Climan, Kaufelt and Osborne. No member of the Board of Directors or the Compensation Committee has any interlocking relationship with any other corporation that requires disclosure under this heading.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The following Report of the Compensation Committee on Executive Compensation and the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A or 14C of the Commission or the liabilities of Section 18 of the Exchange Act. Such Report and Performance Graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

    General.  The Compensation Committee has the responsibility to determine and administer the Company's executive compensation programs and make appropriate recommendations concerning matters of executive compensation. In evaluating the performance of members of management, the Compensation Committee consults with the chief executive officer except when reviewing the chief executive officer's performance, in which case it meets independently. The Committee reviews with the Board all aspects of compensation for the senior executives, including the Named Executive Officers. The Committee met once in 2000. The current members of the Committee were appointed in December, 2000. Set forth below are the principal factors underlying the Committee's philosophy used in setting compensation for fiscal 2000.

    Compensation Philosophy.  At the direction of the Board of Directors, the Compensation Committee endeavors to ensure that the compensation programs for executive officers of the Company are competitive and consistent in order to attract and retain key executives critical to the Company's long-term success. The Compensation Committee believes that the Company's overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Compensation Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as stock options and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to the enhancement of profitability and stockholder value.

    The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company's chief executive officer and other executive officers. In implementing the Company's executive compensation objectives, the Compensation Committee has designed an executive compensation program consisting of base salary, annual incentive compensation, stock options and other employment benefits.

    The Compensation Committee seeks to maintain levels of compensation that are competitive with similar companies in the Company's industry. To that end, the Compensation Committee reviews proxy data and other compensation data relating to companies within the Company's industry. In addition, from time to time, the Compensation Committee also receives assessments and advice regarding the Company's compensation practices from independent compensation consultants.

    Base Salary.  Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is to maintain salaries for the aggregate group of executive officers at approximately the competitive industry average. Periodic increases in base salary relate to individual contributions evaluated against established objectives and the industry's annual competitive pay practices.

    Annual Incentive Compensation.  The Company's executive officers are eligible for annual incentive compensation consisting primarily of cash bonuses based on the attainment of corporate earnings goals, as well as divisional and individual performance objectives. While performance against financial objectives is the primary measurement for executive officers' annual incentive compensation, non-financial performance also affects bonus pay. The Compensation Committee considers such corporate performance measures as net income, earnings per common and common equivalent share, return on average common stockholders' equity, gross margin, sales growth and expense and asset management in making bonus decisions. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. The amount of each annual incentive award is recommended for approval by management and approved by the Compensation Committee and the Board.

    Stock Options.  The Compensation Committee strongly believes that the compensation program should provide employees with an opportunity to increase their equity ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other key employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The Compensation Committee believes that the use of stock options as the basis for long-term incentive compensation meets the Compensation Committee's compensation strategy and business needs of the Company by achieving increased value for stockholders and retaining key employees.

    Other Employment Benefits.  The Company provides health and welfare benefits to executives and employees similar to those provided by other companies in the Company's industry. The Company also provides a 401(k) plan in which all employees are eligible and maintains a restricted stock plan for certain employees who are not executive officers. Certain executives are also eligible for a monthly car and cellular phone allowance.

    Internal Revenue Code Section 162(m).  To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

    Chief Executive Officer Compensation.  The Compensation Committee is responsible for evaluating and establishing the compensation paid to Donald A. Kurz, the Company's chief executive officer. The 2000 base salary for Mr. Kurz was based upon the employment agreement between Mr. Kurz and the Company dated as of January 1, 1999. In evaluating the incentive compensation to be paid to Mr. Kurz, the Compensation Committee applied the principles and procedures for evaluating performance against corporate and individual objectives outlined above. In 2000, the Company reported record sales and earnings (before impairment of assets and other charges). Based on these results, the Compensation Committee awarded Mr. Kurz a bonus of $257,621 for the year ended December 31, 2000. In addition, Mr. Kurz received options to purchase 50,000 shares of Common Stock in March, 2000 at an exercise price equal to fair market value on the date of grant.

                      Compensation Committee
                      Jonathan D. Kaufelt, Chairman
                      Sanford R. Climan
                      Alfred E. Osborne

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of the Standard & Poors 500 Index ("S&P 500 Index"), and the Russell 2000 Index ("Russell 2000 Index") for the period commencing January 1, 1996 and ended December 31, 2000. The data represented below assumes $100 invested in each of the Common Stock, the S&P 500 Index and the Russell 2000 Index on January 1, 1996. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this document into any filing under the Securities Act or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the Exchange Act, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and the Company is required to report herein any failure to file by these dates during the fiscal year ended December 31, 2000. All of these filing requirements were satisfied by its directors, officers and 10% holders, except for Lawrence J. Madden and Jonathan D. Kaufelt who each filed Form 3's that were ten days late disclosing the fact that they had joined the Company as Chief Financial Officer and as a Director, respectively. In making these statements, the Company has relied on the written representations of its directors, officers and its 10% holders and copies of the reports that they have filed with the Commission.

REPORT OF THE AUDIT COMMITTEE

    The following Report of the Audit Committee, covering the Company's fiscal year ended December 31, 2000, shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A or 14C of the Commission, or the liabilities of Section 18 of the Exchange Act. Such report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

    Except as discussed below, the Audit Committee of the Company's Board of Directors is comprised of "independent directors" as required by the listing standards of the NASD.

    NASD rules require that the Audit Committee be "comprised solely of independent directors." Mr. Deutschman, the manager of Crown, is considered not independent under the NASD rule, because Crown receives an annual commitment fee pursuant to the terms of Crown's 2000 purchase of shares of preferred stock. However, the Company's Board of Directors has determined that Mr. Deutschman qualifies under the exception to the NASD rule. Mr. Deutschman's combination of financial skills, expertise and familiarity with the Company are not possessed by any other member of the Board who is not also disqualified from service on the Audit Committee by the NASD rule. Mr. Deutschman has extensive experience as an investor in private and public companies and is familiar with the types of issues important to audit committees. During his tenure on the Board, Mr. Deutschman has been among the most active board members and is frequently the leading director at board meetings in seeking financial information and testing financial assumptions. In addition, Mr. Deutschman's understanding of financial and accounting issues makes him among the most qualified members of the Board to serve on the Audit Committee. Based on the preceding factors, the Board believes that it is in the best interests of the Company and its stockholders that Mr. Deutschman serve on the Audit Committee.

    The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A.

    The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The Company's independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

    In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2000 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

    The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence.

    The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's auditors meet the applicable standards for auditor independence.

    Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Commission.

Audit Committee Jeffrey S. Deutschman, Chairman Jonathan D. Kaufelt Alfred E. Osborne, Jr.

Fees Paid to Independent Accountants

    The fees paid to Arthur Andersen LLP, the Company's independent accountants, in respect of the 2000 fiscal year are as follows:

Fees Paid
Audit Fees(1)	$134,000
Financial Information Systems Design and Implementation Fees(2)	$0
All Other Fees(3)	$114,000

(1)
Includes the aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of the Company's annual financial statements for the 2000 fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2000 fiscal year.

(2)
Includes the aggregate fees billed for professional services rendered by Arthur Andersen LLP for the provision of information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2000 fiscal year.

(3)
Includes the aggregate fees billed for all services rendered by Arthur Andersen LLP, other than fees for the services which must be reported under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the 2000 fiscal year.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

    Upon recommendation by the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as the Company's independent auditor for the year ending December 31, 2001. Representatives of that firm will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

    Stockholders are being asked to ratify the appointment of Arthur Andersen LLP as the Company's independent auditor for the year ending December 31, 2001.

    If the stockholders do not ratify the appointment of Arthur Andersen LLP as the Company's independent auditor, the Board of Directors will consider selecting another accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

FORM 10-K

    UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO THE COMPANY, ATTENTION: SECRETARY, EQUITY MARKETING, INC., 6330 SAN VICENTE BLVD., LOS ANGELES, CALIFORNIA 90048, THE COMPANY WILL PROVIDE WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

    Proposals that a stockholder desires to have included in the Company's proxy materials for the 2002 Annual Meeting of Stockholders of the Company must comply with the applicable rules and regulations of the Commission, including that any such proposal must be received by the Secretary of the Company at the Company's principal office no later than March 27, 2002. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested. The Company's Bylaws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, that the stockholder wishes to bring before a meeting of stockholders of the Company. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by the Secretary of the Company not less than 120 days nor more than 150 days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received by the Secretary not earlier than 150 days prior to such annual meeting, and not later than 120 days prior to such annual meeting or 10 days following the first public announcement of such meeting date. With respect to stockholder proposals, the stockholder's notice to the Secretary of the Company must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as certain other information set forth in the Company's Bylaws and/or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder's notice to the Secretary of the Company must contain certain information set forth in the Company's Bylaws about both the nominee and the stockholder making the nominations. If a stockholder desires to have a proposal included in the Company's proxy materials for the 2002 Annual Meeting of Stockholders of the Company and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in the two immediately preceding paragraphs. Any required written notices should be sent to Equity Marketing, Inc., 6330 San Vicente Blvd., Los Angeles, California 90048, Attention: Secretary.

OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

    The Company knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.

SOLICITATION OF PROXIES

    The expense of this solicitation of proxies will be borne by the Company. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable expenses incurred in this connection.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      LELAND P. SMITH
                       Secretary

EXHIBIT A

EQUITY MARKETING, INC.
AUDIT COMMITTEE CHARTER

Purpose

    The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of Equity Marketing, Inc., a Delaware corporation (the "Company"), in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

    The Committee's responsibility is oversight. Management of the Company has the responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The outside auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company's quarterly financial statements and other procedures. It is recognized that the members of the Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting including in respect of auditor independence. As such, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the outside auditor) from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management or the outside auditor as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the outside auditor to the Company.

Membership

    The Committee shall consist of three members of the Board. The members shall be appointed by action of the Board consistent with the Bylaws of the Company (the "Bylaws") and shall serve at the discretion of the Board. Each Committee member shall satisfy the "independence" requirements of The Nasdaq Stock Market. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or must be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background (including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities) which results in the Committee member's financial sophistication.

Committee Organization and Procedures

    1.  The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

    2.  The Committee shall have the authority to establish its own rules and procedures consistent with the Bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

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    3.  The Committee shall meet at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

    4.  The Committee may, in its discretion, include in its meetings members of the Company's financial management, representatives of the outside auditor and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor in a separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

    5.  The Committee may, in its discretion, utilize the services of the Company's regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

Responsibilities

  Outside Auditor

    6.  The outside auditor of the Company shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statements and related services. The Board, with the assistance of the Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for stockholder approval in the annual proxy statement).

    7.  The Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

    8.  The Committee shall ensure that the outside auditor prepare and deliver, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

    9.  If applicable, the Committee shall consider whether the outside auditor's provision of (i) information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and (ii) other non-audit services to the Company is compatible with maintaining the independence of the outside auditor. If the outside auditor has provided information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the most recent fiscal year, the Committee shall review with management at least annually the competitiveness of fees paid for such services and management's satisfaction with the quality of the services performed.

    10. At least annually, the outside auditor shall submit to the Company a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditor: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Form 10-Q's for that fiscal year; (ii) information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the outside auditor for the most recent fiscal year, in the aggregate and by each service.

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  Annual Audit

    11. The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

    12. The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

    13. The Committee shall review1 and discuss the audited financial statements with the management of the Company.

    14. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

    15. The Committee shall, based on the review and discussions in paragraphs 13 and 14 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 8 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Quarterly Review

    16. The outside auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission (the "SEC"), prior to the filing of the Form 10-Q.

  Internal Controls

    17. The Committee shall discuss with the outside auditor and management, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

    18. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

1
Auditing literature, particularly, Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent accountants. The members of the Committee are not independent accountants, and the term "review" as used in this Charter is not intended to have this meaning. Consistent with footnote 47 of SEC Release No. 34-42266, any use in this Charter of the term "review" should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of interim financial statements.

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  Other Responsibilities

    19. The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

    20. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the SEC.

    21. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.

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EQUITY MARKETING, INC.
This Proxy Solicited By The Board of Directors For the
Annual Meeting of Stockholders To Be Held September 13, 2001

   Donald A. Kurz, Leland P. Smith and Lawrence J. Madden, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Common Stock of Equity Marketing, Inc. held of record by the undersigned on July 16, 2001, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on September 13, 2001, at the offices of the Company at 6330 San Vicente Blvd., Los Angeles, California 90048, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

1. ELECTION OF DIRECTORS. To elect all nominees.

  Nominees are: Sanford R. Climan, Jonathan D. Kaufelt, Donald A. Kurz, Mitchell H. Kurz, Alfred E. Osborne, Jr., Bruce Raben and Stephen P. Robeck.

/ / AUTHORITY GIVEN      / / AUTHORITY WITHHELD

   For all nominees listed above except:

2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditor.

/ / FOR / / AGAINST / / ABSTAIN

The Board of Directors recommends a vote FOR Proposals 1 and 2.
PLEASE MARK, DATE AND SIGN THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

   Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

   The signer acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith. Unless otherwise specified this Proxy will be voted FOR Proposals 1 and 2.

                            IMPORTANT: Please sign exactly as name appears hereon. Each joint owner shall sign. Executors, administrators, trustees, etc., should give their full title.

                            Signature(s)

                            Date

                            Signature(s)

                            Date

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INTRODUCTION
OUTSTANDING SECURITIES AND VOTING RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
The Board Of Directors Recommends A Vote "FOR" The Election Of The Nominees Listed Below
EXECUTIVE COMPENSATION AND RELATED MATTERS
Summary Compensation Table
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.
FORM 10-K
DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS
OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING
SOLICITATION OF PROXIES
EXHIBIT A EQUITY MARKETING, INC. AUDIT COMMITTEE CHARTER